                                                                   EXHIBIT 10.03










                                  ALUMAX INC.

-------------------------------------------------------------------------------

                           DEFERRED COMPENSATION PLAN
                         AS AMENDED ON OCTOBER 3, 1996

-------------------------------------------------------------------------------

                                  ALUMAX INC.

-------------------------------------------------------------------------------

                           DEFERRED COMPENSATION PLAN
                         AS AMENDED ON OCTOBER 3, 1996

-------------------------------------------------------------------------------



                                                                        Page
                                                                        ----

    1.   Purposes .....................................................    1

    2.   Definitions ..................................................    1

    3.   Administration ...............................................    2

    4.   Participation ................................................    2

    5.   Deferrals ....................................................    2

    6.   Deferral Accounts ............................................    3

    7.   Deferral of Certain Stock-Denominated Awards:  Rabbi Trusts ..    4

    8.   Settlement of Deferral Accounts ..............................    5

    9.   Provisions Relating to Section 16 of the Exchange Act
         and Section 162(m) of the Code ...............................    6

    10.  Statements ...................................................    7

    11.  Sources of Stock:  Limitation on Amount of
         Stock-Denominated Deferrals ..................................    7

    12.  Amendment/Termination ........................................    7

    13.  General Provisions ...........................................    7

    14.  Effective Date ...............................................    8

                                  ALUMAX INC.

-------------------------------------------------------------------------------

                           DEFERRED COMPENSATION PLAN

-------------------------------------------------------------------------------


     1. PURPOSES. The purposes of this Deferred Compensation Plan (the "Plan") are to provide certain highly compensated employees of Alumax Inc., (the "Company") and its subsidiaries with the opportunity to elect to defer receipt of specified portions of cash compensation and stock awards, and to have the deferred amounts treated as if invested in specified investment vehicles. The Plan is also intended to specify terms and conditions for deferral of awards granted under the Company's 1993 Long Term Incentive Plan, 1993 Stock Option Subplan for Key Executives, 1993 Annual Incentive Plan, employment agreements and other compensation arrangements.

     2. DEFINITIONS. In addition to the terms defined in Section 1 above, the following terms used in the Plan shall have the meanings set forth below:

        (a) "Administrator" shall mean the Secretary of the Company or other executives to whom the Committee has delegated the authority to take action under the Plan, except as may be otherwise required under Section 9.

        (b) "Beneficiary" shall mean any person (which may include trusts and is not limited to one person) who has been designated by the Participant in his or her most recent written beneficiary designation filed with the Company to receive the benefits specified under the Plan in the event of the Participant's death. If no Beneficiary has been designated who survives the Participant's death, then Beneficiary means any person(s) entitled by will or the laws of descent and distribution to receive such benefits.

        (c) "Change in Control" shall have the same meaning as defined in
Section 8(a)(ii) of the Company's 1993 Long Term Incentive Plan.

        (d) "Code" shall mean the Internal Revenue Code of 1986, as amended. References to any provision of the Code or regulation (including a proposed regulation) thereunder shall include any successor provisions or regulations.

        (e) "Committee" shall mean the Human Resources and Compensation Committee of the Board of Directors of the Company or a subcommittee thereof, or such other Board committee as may be designated by the Board to administer the Plan; provided that the Committee shall at all times be compirsed solely of two or more outside directors satisfying the requirements of Section 162 (m) (4) (C)
(i) of the Code.

        (f) "Deferral Account" shall mean the account or subaccount established and maintained by the Company for specified deferrals by a Participant, as described in Sections 6(a) and 7(a). Deferral Accounts will be maintained solely as bookkeeping entries by the Company to evidence unfunded obligations of the Company.

        (g) "Disability" shall mean termination of employment due to the Participant's inability to perform the duties of his or her own occupation due to physical or mental incapacity as determined by the Committee or Administrator.

        (h) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended. References to any provision of the Exchange Act or rule thereunder include any successor provisions or rules.

        (i) "Participant" shall mean any full-time salaried employee of the Company or any subsidiary (i) who is either a member of the Executive Group of the Company or otherwise selected by the Committee or Administrator, (ii) who will be eligible to become a Participant in the Plan if such employee receives or is to receive compensation or awards permitted to be deferred under the Plan, and (iii) who participates or makes an election to participate in the Plan.

        (j) "Stock" shall mean Alumax Inc. Common Stock, $0.01 par value.

        (k) "Valuation Date" shall mean the close of business on the last business day of each calendar quarter; provided, however, that in the case of termination of employment for reasons other than normal retirement or approved early retirement under the applicable Company or subsidiary retirement plan, death, or Disability, the Valuation Date means the close of business on the last business day of the month in which employment terminates, and in the case of a Change in Control of the Company, the Valuation Date shall be the date of such Change in Control.

     3. ADMINISTRATION.

        (a) Committee Authority. The Committee and the Administrator shall administer the Plan in accordance with its terms, and shall have all powers necessary to accomplish such purpose, including the power and authority to construe and interpret the Plan, to define the terms used herein, to prescribe, amend and rescind rules and regulations, agreements, forms, and notices relating to the administration of the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. Any actions of the Committee or the Administrator with respect to the Plan shall be conclusive and binding upon all persons interested in the Plan, except that any action of the Administrator will not be binding on the Committee. The Committee and Administrator may each appoint agents and delegate thereto powers and duties under the Plan, except as otherwise limited by the Plan.

       (b) Limitation of Liability. Each member of the Committee and the Administrator shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or other employee of the Company or any subsidiary, the Company's independent certified public accountants, or any executive compensation consultant, legal counsel, or other professional retained by the Company to assist in the administration of the Plan. Neither a member of the Committee, the Administrator, nor any officer or employee of the Company or a subsidiary acting on behalf of the Committee or Administrator shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and such persons shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.

     4. PARTICIPATION. Participation in the Plan is voluntary. The Administrator will notify each employee of his or her eligibility to participate in the Plan not later than 30 days (or such lesser period as may be practicable in the circumstances) prior to any deadline for filing an election form.

     5. DEFERRALS. A Participant may elect to defer compensation or awards which may be in the form of cash, Stock, Stock-denominated awards or other property to be received from the Company or a subsidiary, including salary, annual incentive award, long term award, shares received on stock option exercise and compensation payable under other plans and programs, employment agreements or other arrangements, or otherwise, as may be provided under the terms of such plans, programs and arrangements or designated by the Committee; provided, however, that a Participant may defer, with respect to a given year, receipt of only that portion of the Participant's salary and annual incentive award (or bonus) that exceeds the FICA maximum taxable wage base plus 1.45% of all other wages of such Participant. In addition to such limitation, and any terms and conditions of deferral set forth under plans, programs or arrangements from which receipt of compensation or awards is deferred, the Committee may impose limitations on the amounts permitted to be deferred and other terms and conditions on deferrals under the Plan. Any such limitations, and other terms and conditions of deferral, shall be set forth in the rules relating to the Plan or election forms, other forms, or instructions published by the Committee and/or the Administrator. The Committee and/or Administrator is authorized to permit, in its discretion, further elective deferrals of amounts previously deferred under this Plan. In addition, the Committee may mandate deferral of payment in accordance with the Plan of all or a portion of the compensation or awards to be received under plans or programs of the Company.

        (a) Elections. Once an election form, properly completed, is received by the Company, the elections of the Participant shall be irrevocable; provided, however, that the Administrator may, in its discretion, permit a Participant to change elections relating to a Deferral Account by filing a later election form.

        (b) Date of Election. An election to defer compensation or awards hereunder must be received by the Administrator prior to the date specified by the Administrator. Under no circumstances may a Participant defer compensation or awards to which the Participant has attained, at the time of deferral, a legally enforceable right to current receipt of such compensation or awards.

     6. DEFERRAL ACCOUNTS. The following provisions will apply to Deferral Accounts other than those established under Section 7:

        (a) Establishment; Crediting of Amounts Deferred. One or more Deferral Accounts will be established for each Participant, as determined by the Administrator. The amount of compensation or awards deferred with respect to each Deferral Account will be credited to such Account as of the date on which such amounts would have been paid to the Participant but for the Participant's election to defer receipt hereunder. The amounts of hypothetical income and appreciation and depreciation in value of such account will be credited and debited to such Account from time to time. Unless otherwise determined by the Administrator, cash amounts credited to a Deferral Account shall be deemed invested in a hypothetical investment as of the date of deferral.

        (b) Hypothetical Investment Vehicles. Subject to the provisions of Sections 6(c) and 9, amounts credited to a Deferral Account shall be deemed to be invested, at the Participant's direction, in one or more investment vehicles as may be specified from time to time by the Administrator. The Administrator may change or discontinue any hypothetical investment vehicle available under the Plan in its discretion; provided, however, that each affected Participant is given the opportunity, without limiting or otherwise impairing any other right of such Participant regarding changes in investment directions, to redirect the allocation of his or her Deferral Account deemed invested in the discontinued investment vehicle among the other hypothetical investment vehicles, including any replacement vehicle.

        (c) Allocation and Reallocation of Hypothetical Investments. A Participant may allocate amounts credited to his or her Deferral Account to one or more of the hypothetical investment vehicles authorized under the Plan. Subject to the rules established by the Administrator, Participants may reallocate amounts credited to his or her Deferral Account as of the Valuation Date following the Participant's election to one or more of such hypothetical investment vehicles, by filing with the Administrator a notice, in such form as may be specified by the Administrator, not later than the 15th of the month preceding such Valuation Date. The Committee or Administrator may, in its discretion, restrict allocation into or reallocation by specified Participants into or out of specified investment vehicles or specify minimum amounts that may be allocated or reallocated by Participants.

        (d) Rabbi Trusts. The Committee may, in its discretion, establish rabbi trusts (including sub-accounts under such rabbi trusts), and deposit therein amounts of cash, Stock, or other property not exceeding the amount of the Company's obligations with respect to a Participant's Deferral Account established under this Section 6. In such case, the amounts of hypothetical income and appreciation and depreciation in value of such Deferral Account shall be equal to the actual income on, and appreciation and depreciation of, the assets in such rabbi trusts, including charges against such assets to reflect all or a portion, if any, as specified by the Committee, of the Company's costs resulting from payment of taxes on the income on and realized appreciation of trust assets prior to the time the Company is entitled to a tax deduction for payment of the Deferral Account. Other provisions of this Section 6 notwithstanding, the timing of allocations and reallocations of assets in such a Deferral Account, and the investment vehicles available with respect to such Deferral Account, may be varied to reflect the timing of actual investments of the assets of such rabbi trust and the actual investments available to such rabbi trust.

     7. DEFERRAL OF CERTAIN STOCK-DENOMINATED AWARDS:  RABBI TRUSTS.

        (a) Establishment. Subject to any terms and conditions imposed by the Committee, Participants may elect to defer, under the Plan, awards denominated in Stock specified by the Committee or Administrator. In connection with such deferral of a Stock-denominated award, a Deferral Account shall be established for such Participant and a rabbi trust (including sub-accounts under such rabbi trust) will also be established, on terms determined by the Committee, into which the Company shall deposit a number of whole shares of Stock equal to the number of shares subject to such deferred award (and cash in lieu of any fractional share). In such case, the amounts of hypothetical income and appreciation and depreciation in value of such Deferral Account shall be equal to the actual income on, and appreciation and depreciation of, the assets in such rabbi trust, including charges against such assets to reflect all or a portion, if any, as specified by the Committee, of the Company's costs resulting from payment of taxes on the income on and realized appreciation of trust assets prior to the time the Company is entitled to a tax deduction for payment of the Deferral Account.

        (b) Investment of Rabbi Trust Assets. The trustee of each rabbi trust, which shall be a party unaffiliated with the Company, shall be authorized, upon written instructions received from the Administrator or investment manager appointed by the Administrator, to invest and reinvest the assets of the trust in accordance with the trust agreement, including the disposition of such Stock and reinvestment of the proceeds in one or more investment vehicles designated by the Administrator; provided that no such disposition shall be made until the date that the shares of Stock subject to the deferred award would otherwise have been transferable by the Participant. In no event shall a Participant who is then subject to Section 16(a) of the Exchange Act have the right to direct investments of amounts credited to such Deferral Account.

     (c) Settlement. Subject to Section 8, the Participant shall be entitled to receive, in settlement of a Deferral Account established under this Section 7, a cash payment in an amount equal to the value of the assets of such Deferral Account as of the applicable Valuation Date; provided, however, that the trustee may, at the direction of the Administrator, distribute assets of the rabbi trust (other than a distribution of Stock to a Participant then subject to Section 16(a) of the Exchange Act) to the Participant in settlement of the Company's obligations to the Participant under the Deferral Account if such distribution, and the authorization thereof, does not cause the rights of a Participant subject to Section 16(a) of the Exchange Act relating to the Deferral Account and rabbi trust to be deemed a "derivative security" within the definition of Rule 16a-1(c)(3) (including subparagraph (i) thereunder) under the Exchange Act.

     8. SETTLEMENT OF DEFERRAL ACCOUNTS.

        (a) Form of Payment. The Company shall settle a Participant's Deferral Account, other than a Deferral Account established under Section 7 hereof, and discharge all of its obligations to pay deferred compensation under the Plan with respect to such Deferral Account, by payment of cash or, in the discretion of the Committee, by delivery of other assets having a fair market value equal to the amount of cash otherwise payable; provided, however, that Stock may be delivered in settlement of any Stock-denominated award deferred under the Company's 1993 Long Term Incentive Plan, 1993 Stock Option Subplan for Key Executives, employment agreements or other arrangements if such award has been continuously deemed invested in Stock under the Plan, except that Stock may not be delivered to a Participant who is then subject to Section 16(a) of the Exchange Act in settlement of an award subject to Section 7.

        (b) Timing of Payments. Payments in settlement of a Deferral Account shall be made at the date or dates (including upon the occurrence of specified events), and in such number of installments, as may be directed by the Participant in his or her election relating to such Deferral Account, or earlier in the event of termination of employment by the Participant in the following circumstances:

        (i) In the event of termination of employment for reasons other than normal retirement, early retirement approved by the Committee, or Disability, a single lump sum payment in settlement of any Deferral Account (including a Deferral Account with respect to which one or more installment payments have previously been made) shall be made as promptly as practicable following the next Valuation Date, unless otherwise determined by the Administrator; or

        (ii) In the event of a Change in Control, payments in settlement of any Deferral Account (including a Deferral Account with respect to which one or more installment payments have previously been made) will be made within fifteen (15) business days following such Change in Control.

           (c) Financial Emergency and Other Payments. Other provisions of the Plan (except Section 9) notwithstanding, if, upon the written application of a Participant, the Committee or Administrator determines that the Participant has a financial emergency of such a substantial nature and beyond the individual's control that payment of amounts previously deferred under the Plan is warranted, the Committee or Administrator may direct the payment to the Participant of all or a portion of the balance of a Deferral Account and the time and manner of such payment, and the Committee may direct such payments in other circumstances if, in the exercise of its independent judgment, it determines that circumstances beyond the individual's control warrant such action.


      9. PROVISIONS RELATING TO SECTION 16 OF THE EXCHANGE ACT AND SECTION 162(M) OF THE CODE.

           (a) Compliance with Section 16. With respect to a Participant who is then subject to the reporting requirements of Section 16(a) of the Exchange
Act:

           (i) Any function of the Committee under the Plan relating to such Participant shall be performed solely by the Committee, if and to the extent required to ensure the availability of an exemption under Rule 16b-3 or exclusion under Rule 16a-1(c) for such Participant with respect to the Plan.

           (ii) The provisions of Section 6(c) notwithstanding, no such Participant may reallocate amounts credited to a Deferral Account into or out of a Stock-denominated or Stock equivalent investment vehicle, unless otherwise determined by the Committee.

           (iii) To the extent necessary so that transactions by and rights of such a Participant under the Plan are excluded from reporting under Rule 16a-1(c) (unless acknowledged by the Participant in writing with respect to a specified transaction not to be excluded), if any provision of this Plan or any rule, election form or other form, or instruction does not comply with the requirements of such Rule as then applicable to such transaction or right under the Plan, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

           (b) Compliance with Code Section 162(m). It is the intent of the Company that any compensation (including any award) deferred under the Plan by a person who is, with respect to the year of payout, deemed by the Committee to be a "covered employee" within the meaning of Code Section 162(m) and regulations thereunder (including Proposed Regulation 1.162-27(c)(2)), which compensation constitutes either "qualified performance-based compensation" within the meaning of Code Section 162(m) and regulations thereunder (including Proposed Regulation 1.162-27(e)) or compensation not otherwise subject to the limitation on deductibility under Section 162(m) and regulations thereunder (including as a result of transition rules under Proposed Regulation 1.162-27(h)), shall not, as a result of deferral hereunder, become compensation with respect to which the Company in fact would not be entitled to a tax deduction under Code Section 162(m). Accordingly, unless otherwise determined by the Committee, if any compensation would become so disqualified under Section 162(m) as a result of deferral hereunder, the terms of such deferral shall be automatically modified to the extent necessary to ensure that the compensation would not, at the time of payout, be so disqualified.

        10. STATEMENTS. The Administrator will furnish statements to each Participant reflecting the amount credited to a Participant's Deferral Accounts and transactions therein not less frequently than once each calendar year.

        11. SOURCES OF STOCK: LIMITATION ON AMOUNT OF STOCK-DENOMINATED DEFERRALS. If Stock is deposited under the Plan in a rabbi trust pursuant to
Section 7 in connection with a deferral of a Stock-denominated award under the Company's 1993 Long Term Incentive Plan, 1993 Stock Option Subplan for Key Executives, or another plan, program, employment agreement or other arrangement that provides for the issuance of shares, the shares so deposited shall be deemed to have originated, and shall be counted against the number of shares reserved, under such other plan, program or arrangement. The number of Stock equivalents credited to such Deferral Accounts shall in no event exceed the number of shares subject to the Stock-denominated awards deferred under the Plan. The number of Stock equivalents otherwise credited to Deferral Accounts of Participants who are subject to Section 16(a) of the Exchange Act shall not exceed 2,000,000, subject to appropriate and proportionate adjustment to reflect stock splits, dividends, and similar events. Shares actually delivered in settlement of Deferral Accounts shall be originally issued shares or treasury shares, in the discretion of the Committee; provided, however, that only treasury shares shall be delivered hereunder to persons who are then "officers" within the meaning of Section 312.03 of the Listed Company Manual of the New York Stock Exchange (or any successor thereto).

        12. AMENDMENT/TERMINATION. The Committee may amend, alter, suspend, discontinue, or terminate the Plan without the consent of Participants, stockholders, or any other person; provided, however, that, without the consent of a Participant, no such action shall materially and adversely affect the rights of such Participant with respect to any rights to payment of amounts credited to such Participant's Deferral Account. Notwithstanding the foregoing, the Committee may, in its sole discretion, terminate the Plan and distribute to Participants the amounts credited to their Deferral Accounts.

        13.  GENERAL PROVISIONS.

        (a) Limits on Transfer of Awards; Beneficiaries. No right of a Participant under the Plan shall be pledged, encumbered, hypothecated, or liable for or subject to any lien, obligation, or liability of such Participant, or shall be assignable or transferable by such Participant, otherwise than by will or the laws of descent and distribution; provided, however, that a Participant may designate a Beneficiary to receive any payment under the Plan in the event of the death of the Participant.

        (b) Receipt and Release. Payments (in any form) to any Participant or Beneficiary in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims for the compensation or awards deferred and relating to the Deferral Account to which the payments relate against the Company or any subsidiary thereof, the Committee, or the Administrator, and the Administrator may require such Participant or Beneficiary, as a condition to such payments, to execute a receipt and release to such effect.

        (c) Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an "unfunded" plan for deferred compensation and Participants shall rely solely on the unsecured promise of the Company for payment hereunder. With respect to any payment not yet made to a Participant under the Plan, nothing contained in the Plan shall give a Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts, including but not limited to the trusts referred to in Sections 6 and 7 hereof, or make other arrangements to meet the Company's obligations under the Plan, which trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

        (d) Compliance. A Participant in the Plan shall have no right to receive payment (in any form) with respect to his or her Deferral Account until legal and contractual obligations of the Company relating to establishment of the Plan and the making of such payments shall have been complied with in full. In addition, the Company shall impose such restrictions on Stock delivered to a Participant hereunder and any other interest constituting a security as it may deem advisable in order to comply with the Securities Act of 1933, as amended, the requirements of the New York Stock Exchange or any other stock exchange or automated quotation system upon which the Stock is then listed or quoted, any state securities laws applicable to such a transfer, any provision of the Company's Certificate of Incorporation or Bylaws, or any other law, regulation, or binding contract to which the Company is a party.

        (e) Other Participant Rights. No Participant shall have any of the rights or privileges of a stockholder of the Company under the Plan, including as a result of the crediting of Stock equivalents or other amounts to a Deferral Account, or the creation of any rabbi trust and deposit of such Stock therein, except at such time as Stock may be actually delivered in settlement of a Deferral Account. No provision of the Plan or transaction hereunder shall confer upon any Participant any right to be employed by the Company or a subsidiary thereof, or to interfere in any way with the right of the Company or a subsidiary to increase or decrease the amount of any compensation payable to such Participant. Subject to the limitations set forth in Section 13(a) hereof, the Plan shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns.

        (f) Tax Withholding. The Company and any subsidiary shall have the right to deduct from amounts otherwise payable in settlement of a Deferral Account any sums that federal, state, local or foreign tax law requires to be withheld with respect to such payment. Shares may be withheld to satisfy such obligations in any case where taxation would be imposed upon the delivery of shares, except that shares issued or delivered under the Company's 1993 Long Term Incentive Plan, 1993 Stock Option Subplan for Key Executives, employment agreements or other arrangements, or any other plan or program of the Company may be withheld only in accordance with the terms of such plan and any applicable rules, regulations, or resolutions thereunder.

        (g) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Georgia, without giving effect to principles of conflicts of laws, and applicable provisions of the Delaware General Corporation Law and federal law.

        14.  EFFECTIVE DATE.  The Plan shall be effective as of August 4, 1994.





As adopted by the Human Resources and Compensation Committee on August 4, 1994.